CERTIFICATION PURSUANT TO RULE 30a-2(b) UNDER THE 1940 ACT AND

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Llewellyn, President and Treasurer of WorldCommodity Funds, Inc. (the “Registrant”), certify to the best of my knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2013 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

WORLDCOMMODITY FUNDS, INC.

By /s/ JAMES LLEWELLYN

James Llewellyn

President and Treasurer

Date: June 5, 2013

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to WorldCommodity Funds, Inc. and will be retained by WorldCommodity Funds, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Ex-99.906 CERT